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                                                                     EXHIBIT 4.3


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), UNDER CHAPTER 80A OF THE MINNESOTA SECURITIES LAWS OR UNDER THE SECURITIES LAWS OF ANY OTHER STATE AND MAY NOT BE TRANSFERRED WITHOUT: (I) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE 1933 ACT; MINNESOTA SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER APPLICABLE STATE; OR (II) SUCH REGISTRATION.



                             STOCK PURCHASE WARRANT

                                   To Acquire

                        300,000 Shares of Common Stock of

                                POPMAIL.COM, INC.

WARRANT NO. BBC-1                                                 April 17, 2000

                                   WITNESSETH:

         WHEREAS, PopMail.com, inc. and Black Brook Capital LLC have entered into that certain financial advisory agreement of even date herewith (the "Agreement"); and

         WHEREAS, the Agreement provides that PopMail.com, inc. shall grant to Black Brook Capital LLC a warrant (the "Warrant") to purchase up to 300,000 shares of PopMail.com, inc. common stock, $.01 par value per share (the "Warrant Shares").

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT:

         1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:


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         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency then administering the Securities Act.

         "Company" shall mean PopMail.com, inc., a Minnesota corporation, and any corporation which shall succeed to, or assume, the rights and obligations of said corporation hereunder.

         "Holder" shall mean Black Brook Capital LLC, a limited liability company organized under the laws of the State of Delaware, and any entity which shall succeed to, or assume, that rights and obligations of said company.

         "Other Securities" shall mean any stock (other than common stock) or other securities of the Company or any other person, (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to common stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of common stock or Other Securities.

         "Purchase Price" shall mean $1.625 per share of common stock, subject to adjustment pursuant to Section 6 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as in effect at the time.

         "Subscription Form" shall mean the subscription forms attached hereto or incorporated herein by reference.

         "Transfer" shall mean any sale, assignment, pledge or other imposition of any warrants and/or Warrant Shares, or of any interest in either thereof, which would constitute a sale thereof within the meaning of Section 2(3) of the Securities Act.

         "Warrant Shares" shall mean the shares of common stock purchase or purchasable by the Holder upon the exercise of the Warrants pursuant to Section 2 hereof.

         "Warrants" shall mean the Warrants (including this Warrant), identical as to terms and conditions and date, except as to the number of shares of common stock for which they may be exercised, evidencing the right to purchase initially an aggregate of 300,000 shares of common stock, and all Warrants issued in exchange, transfer or replacement thereof.

         All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth elsewhere in this Warrant.


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         2.       Exercise of Warrant; Issuance of Certificate and Payment for
 Warrant Shares.

                  (a) The Warrant shall vest and become exercisable in accordance with the following schedule; provided, however, that the Warrant shall terminate and become null and void on the Expiration Date:

                      (i) Fifty percent of the Warrant (150,000 shares) shall vest and become exercisable by the Holder on the Date of Grant; and

                      (ii) Fifty percent of the Warrant (150,000 shares) shall vest and become exercisable by the Holder on the date the Company has received a minimum of $2.5 million in gross proceeds from the sale of equity securities subsequent to May 12, 2000.

                  (b) Subject to the provisions of subsection (a) above, the rights represented by this Warrant may be exercised at any time on or after the date hereof, and from time to time, prior to five years form the Date of Grant (the "Expiration Date"), by the Holder, in whole or in part (but not as to less than 10,000 shares of the Company's common stock or as to any fractional share of common stock), by: (a) delivery to the Company of a completed Subscription Form; (b) surrender to the Company of this Warrant properly endorsed and signature guaranteed; and (c) delivery to the Company, or its counsel, of a certified or cashier's check made payable to the Company in an amount equal to the aggregate Purchase Price of the shares of common stock being purchased, at its office in Irving, Texas (or the office of its counsel or such other office or agency of the Company as the Company may designate by notice to the holder hereof). The Company agrees and acknowledges that the shares of common stock so purchased shall be deemed to be issued to the presenting Holder as the record owner of such shares as of the close of business on the date on which this Warrant, properly endorsed, and the Subscription Form shall have been surrendered and payment made for such shares. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to the Holder, a certificate or certificates representing the aggregate number of shares of common stock specified in said Subscription Form. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of common stock covered by this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 2, except that, in case any such stock certificate or certificates shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and

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delivery of such stock certificate or certificates shall be paid by the Holder to the Company at the time of delivering this Warrant to the Company as mentioned above.

                  (b) In lieu of payment of the Purchase Price in cash, the Holder may deliver the Purchase Price in the form of a portion of this Warrant (the "Cashless Exercise Value") determined as the product of (a) the number of Warrant Shares to be exchanged (including the number of Warrant Shares to be purchased upon exercise of the Warrant) and (b) the excess of (i) the closing market price of the Company's common stock on the trading day immediately preceding the exercise date as reported by The Nasdaq Stock Market over (ii) the Purchase Price. In the event the Purchase Price is delivered in the form of Cashless Exercise Value, the number of Warrant Shares purchasable under the Warrant thereafter shall be reduced by the amount of Warrant Shares exchanged in connection therewith; provided, however, that regardless of the form of payment used to deliver the Purchase Price upon any exercise of the Warrant the number of Warrant Shares purchasable under the Warrant shall not exceed 300,000, subject to the provisions of Section 6.

         3. Ownership of this Warrant. The Company may deem and treat the registered Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing made hereon by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for transfer as provided herein and then only if such transfer meets the requirements of Section 5 hereof

         4. Exchange, Transfer and Replacement. Subject to Section 5 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office or agency described in Section 2 hereof for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Subject to Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant of the same tenor and date as this Warrant, but registered in the name of the transferee, shall be executed and delivered by the Company upon surrender of this Warrant, duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than

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stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 4.

         5. Restrictions on Transfer. Neither this Warrant, nor the Warrant Shares, shall be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant agrees that such holder will not transfer this Warrant, nor the related Warrant Shares: (a) prior to delivery to the Company of an opinion of counsel satisfactory to the Company and its counsel stating that such transfer is exempt from registration under the Securities Act and applicable state securities laws; or (b) until registration of such Warrants and/or Warrant Shares under the Securities Act has become effective and continues to be effective at the time of such transfer. An appropriate legend may be endorsed on the Warrants and the certificates representing the Warrant Shares evidencing these restrictions, and a stop order may be placed on the Company's transfer records. All or a portion of this Warrant or the Warrant Shares may be transferred to a member of Black Brook Capital LLC, a charity designed by Black Brook Capital LLC, or a charity designed by a member of Black Brook Capital LLC.

         6. Antidilution Provisions. The rights granted hereunder are subject to the following:


                  (a) Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment;

                  (b) Stock Split, Stock Dividends and Reverse Splits. In case the Company shall at any time divide the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, in case the outstanding shares of its common stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such share of common stock;

                  (c) Reorganization, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or

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substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of this Warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the holder of this Warrant if it had exercised this Warrant and had received such shares of common stock prior to such reorganization, reclassification, consolidation, merger or sale. The
Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase; provided, however, that the issuance of additional capital stock of the Company to persons other than the Holder in a manner not discussed in this Section 6 shall not result in any adjustment in the Purchase Price or increase in the number of shares subject to this Warrant; and

                  (d) Notice. Upon any adjustment of the Purchase Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder at the address of such holder as shown on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the acts upon which such calculation is based.

         7. Registration of Warrant Shares. On or before the 30th day following the Date of Grant, the Company will prepare and file a registration statement on Form S-3 or S-8 (the "Registration Statement") covering the offer and sale of the Warrant Shares with the Securities and Exchange Commission (the "SEC") pursuant to Rule 415 of the Securities Act. The Company will use its commercially reasonable best efforts to have the Registration Statement become effective under the Securties Act within 120 days of the Data of Grant and maintain the effectiveness of the Registration Statement pursuant to Rule 415 at all times until the earlier of (a) the second anniversary of the Date of Grant and (b) such time as Holder has disposed of the Warrant Shares under the Registration Statement (the "Registration Period"). The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration

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Statement as may be necessary to keep the Registration Statement effective at all times through the Registration Period and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares covered by the Registration Statement until such time as all of the Warrant Shares have been disposed of in accordance with the intended methods of disposition by Holder as set forth in the Registration Statement or prospectus supplement. All expenses (other than fees and expenses of investment bankers retained by Holder, if any, and brokerage commissions) incurred in connection with registrations, filings or qualifications pursuant to this
Section 7, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that Holder shall bear the fees and out-of-pocket expenses of its own legal counsel and any accountants and agents engaged by Holder.

                  (a) Failure to Satisfy Registration Requirements. In the event that the Company fails to file the Registration Statement, or to cause the Registration Statement to be made effective under the Securities Act, within the relevant time periods prescribed above, the Company shall issue to Holder a warrant in the form hereof to purchase an additional 75,000 shares of the Company's common stock at an exercise price of $1.625 per share, subject to adjustment pursuant to Section 6.

         8. Indemnification.

                  (a) Indemnification of Holder. To the extent permitted by law, the Company (in such capacity an "Indemnifying Party") shall indemnify and hold Holder (in such capacity an "Indemnified Person") harmless against any losses, claims, damages, expenses or liabilities (collectively the "Claims") to which Holder becomes subject under the Securities Act insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any state securities law or any rule or regulation (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Notwithstanding

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anything to the contrary contained herein, the indemnification agreement contained in this Section 8(a) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person.


                  (b) Indemnification of the Company. In connection with any Registration Statement in which Holder is participating, Holder (in such capacity an "Indemnifying Party"), agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 8(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Holder expressly for use in connection with such Registration Statement; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Holder, which consent shall not be unreasonably withheld; provided, further, however, that Holder shall be liable under this
Section 8(b) for only that amount of a Claim as does not exceed the net proceeds to Holder as a result of the sale of the Warrant Shares pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

                  (c) Indemnification Procedures. Promptly after receipt by the Indemnified Person or any Indemnified Party under this Section 8 of notice of the commencement of any action (including any governmental action), the Indemnified Person or such Indemnified Party shall, if a Claim in respect thereof is to made against any Indemnifying Party under this Section 8, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the Indemnifying Parties; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of the Indemnified Person or

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Indemnified Party and the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Person or Indemnified Party under this Section 8, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         9. Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 8, (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (c) contribution by Holder shall be limited in amount to the net amount of proceeds received by Holder from the sale of the Warrant Shares.

         10. Special Agreements of the Company. The Company covenants and agrees that:


                  (a) Will Reserve Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, the number of shares of authorized but unissued common stock deliverable upon the exercise of the Warrants, and it will have at all times any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all of its obligations hereunder;

                  (b) Will Secure Governmental Approvals. If any shares of common stock required to be reserved for the purposes of exercise of the Warrants require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of the Warrants, the Company, will, at its exercise of the Warrants, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be;

                  (c) Will Open Books. The Company will keep its books open for transfer of any Warrant and/or Warrant Shares except as otherwise provided by law; and

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         11.      Notices. Any notice or other document required or permitted to be given or delivered to Holders shall be delivered or sent by certified mail to Holder at 89 Highwood Avenue, Tenafly, NJ 07670. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered or sent by certified mail to the principal office of the Company located at 1331 Corporate Drive, Suite 350, Irving, TX 75038, or such other address as shall have been furnished to the Holder by the Company.

         12. No Rights as Shareholders: Limitation of Liability. This Warrant shall not entitle Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of common stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         13. Governing Law. This Warrant shall be governed by, and construed under and in accordance with, the laws of the State of Minnesota.

         14. Miscellaneous. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer and attested effective the 17th day of April, 2000.

                                      POPMAIL.COM, INC.



                                      By:________________________________

                                      Its:________________________________

                             FULL SUBSCRIPTION FORM


                     TO BE EXECUTED BY THE REGISTERED HOLDER
              IF IT DESIRES TO EXERCISE IN FULL THE WITHIN WARRANT


         The undersigned hereby exercises the right to purchase the ______________ shares of common stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_____________ representing the Purchase Price of $6.56 per share in effect at that date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription. I realize that this is a speculative venture and that earnings therefrom are uncertain, if they shall exist at all.

         I understand that the Company is issuing these shares to me in accordance with the exemption from registration under Section 4(2), 4(6) or (3)b of the Securities Act of 1933 ("Act") afforded to transactions not involving any public offering and that the aforesaid exemption from registration is not available if I acquire the shares with a view to distribution of said shares in a manner prohibited by the provisions of the Act. I represent to the Company and its counsel that I am a resident of the State of _____________________________, that I am acquiring said shares for my own account, and not as nominee for any other person or entity, for investment and not for distribution. I also acknowledge receipt of all the detailed information concerning the Company, including information regarding risks related to the Company, and the Company's capitalization, properties, management and contracts, that I have considered necessary to make a fully informed investment decision.

         I understand and agree that the stock certificate(s) evidencing the shares will be stamped with the following legend and that I will comply with the terms of said legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THERETO. THE REGISTERED HOLDER OF SUCH SHARES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SHARES UNTIL EITHER: (1) THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED; OR (2) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES AND SUCH DISPOSITION HAS BECOME EFFECTIVE UNDER THE ACT.



                                          Signature: ___________________________
                                          Address: _____________________________
                                                   _____________________________
                                                   _____________________________

                                          SSN or Federal I.D. Number: __________
                                          Phone No.:____________________________
                                          Facsimile No.:________________________

                            PARTIAL SUBSCRIPTION FORM

                     TO BE EXECUTED BY THE REGISTERED HOLDER
             IF IT DESIRES TO EXERCISE, IN PART, THE WITHIN WARRANT


         The undersigned hereby exercises the right to purchase _____________ of the total shares of common stock covered by the within Warrant at the date of this subscription and herewith makes payment of the sum of $_______ representing the Purchase Price of $6.56 per share in effect at this date. Certificates for such shares and a new Warrant of like tenor and date for the balance of the shares not subscribed for shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription. I realize that this is a speculative venture and that earnings therefrom are uncertain.

         (THE FOLLOWING PARAGRAPH NEEDS BE COMPLETED ONLY IF THE PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK SPECIFIED IN THE WITHIN WARRANT HAVE BEEN ADJUSTED PURSUANT TO SECTION 6.)

         The shares hereby subscribed for constitute shares of common stock (to the nearest whole share) resulting from adjustment of __________ shares of the total of______ shares of common stock covered by the within Warrant, as said shares were constituted at the date of the Warrant.

         I understand that the Company is issuing these shares to me in accordance with the exemption from registration under Section 4(2), 4(6) or 3(b) of the Securities Act of 1933 ("Act") afforded to transactions not involving any public offering and that the aforesaid exemption from registration is not available if I acquire the shares with a view to distribution of said shares in a manner prohibited by the provisions of the Act. I represent to the Company and its counsel that I am a resident of the State of __________________, that I am acquiring said shares for my own account, and not as nominee for any other person or entity, for investment and not for distribution. I acknowledge receipt of all the detailed information concerning the Company, including information regarding risks related to the Company, and the Company's capitalization, properties, management and contracts, that I have considered necessary to make an informed investment decision.

         I understand and agree that the stock certificate(s) evidencing the shares will be stamped with the following legend and that I will comply with the terms of said legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), BUT HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION THERETO. THE REGISTERED HOLDER OF SUCH SHARES HAS AGREED NOT TO EFFECT A DISPOSITION OF SUCH SHARES UNTIL EITHER: (1) THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED; OR (2) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SHARES AND SUCH DISPOSITION HAS BECOME EFFECTIVE UNDER THE ACT.




                                        Signature: _____________________________
                                        Address: _______________________________
                                                 _______________________________
                                                 _______________________________

                                        SSN or Federal I.D. Number: ____________
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                                      B-2